SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Attached hereto as Exhibit 99.1 is a press release, which is incorporated by reference herein, issued by the Company on June 26, 2007 announcing the signing of a contract on June 25, 2007 with Horizon Wind Energy for the purchase of wind generated power.

On June 25, 2007, Empire signed a 20-year purchased power agreement with Horizon Wind Energy, Houston, Texas. The agreement provides for a 20-year term commencing with the commercial operation date, which is expected to be about January 1, 2009. Empire will begin taking delivery of the energy at that time. Pursuant to the terms of the agreement, Empire will purchase all of the output from the 100-megawatt Meridian Way Wind Farm owned by Horizon Energy. Payments over the term of the agreement are contingent upon output of the facility which can range from $0, assuming no output, to a maximum of approximately $280 million.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 26, 2007, announcing the signing of a contract on June 25, 2007 with Horizon Wind Energy for the purchase of wind generated power.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By	/s/Gregory A. Knapp
	Name:	Gregory A. Knapp
	Title:	Vice President — Finance and Chief Financial Officer

Dated: June 29 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 26, 2007, announcing the signing of a contract on June 25, 2007 with Horizon Wind Energy for the purchase of wind generated power.